FINANCIAL STATEMENTS
                       TWELVE MONTHS ENDED MARCH 31, 1998
                             (dollars in thousands)
                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGON, D.C.

                                    FORM U-1




                                  CINERGY CORP.







                                   (Unaudited)


                                Pages 1 through 5


                                      Note:
            Pro forma adjustments are not included with the following
             financial statements, since the authorization requested
              herein does not involve issuance of any securities in
           amounts not previously approved by the Commission based on, among other things, pro forma financial statements
           included in those proceedings (which proceedings are cited in the text of the application-
              declaration accompanying these financial statements).

                                  CINERGY CORP.
                                  BALANCE SHEET
                                AT MARCH 31, 1998
                                   (unaudited)
                             (dollars in thousands)


ASSETS

Current Assets
  Cash and temporary cash investments                         $    6,580
  Notes receivable from affiliated companies                       1,345
  Accounts receivable - net                                          510
  Accounts receivable from affiliated companies                  107,263
  Taxes receivable                                                 5,848
  Prepayments and other                                            2,342
                                                              ----------
                                                                 123,888

Other Assets
  Investments in consolidated subsidiaries                     3,084,285
  Investments in unconsolidated subsidiaries                      (3,441)
  Other                                                            4,595
                                                              ----------
                                                               3,085,439

                                                              $3,209,327


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                                  CINERGY CORP.
                                  BALANCE SHEET
                                AT MARCH 31, 1998
                                   (unaudited)
                             (dollars in thousands)


CAPITALIZATION AND LIABILITIES

Common Stock Equity
  Common stock - $.01 par value;  authorized
     shares - 600,000,000;  outstanding shares -
     157,764,020 at March 31, 1998                           $    1,578
  Paid-in capital                                             1,574,080
  Retained earnings                                           1,002,495
  Accumulated other comprehensive income                         (3,279)
                                                             ----------
      Total common stock equity                               2,574,874

Current Liabilities
  Notes payable                                                 624,300
  Accounts payable                                               10,100
                                                                634,400

Other Liabilities                                                    53
                                                             ----------
                                                             $3,209,327






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                                  CINERGY CORP.
                               STATEMENT OF INCOME
                               TWELVE MONTHS ENDED
                                 MARCH 31, 1998
                                   (unaudited)
                             (dollars in thousands)



Other Income and Expenses - Net
  Equity in earnings of consolidated subsidiaries              $286,992
  Equity in earnings of unconsolidated subsidiaries              (3,441)
  Income taxes                                                    7,172
  Other - net                                                   (12,737)
                                                               --------
                                                                277,986

Income Before Interest                                          277,986

Interest                                                         32,794

Net Income                                                     $245,192


                                  CINERGY CORP.
                   STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                             (dollars in thousands)
                                   (unaudited)

                                                                                  Accumulated
                                                                                     Other             Total            Total
                                        Common       Paid-in       Retained      Comprehensive     Comprehensive     Common Stock
                                        Stock        Capital       Earnings         Income            Income            Equity

Twelve Months Ended March 31, 1998

Balance April 1, 1997                  $1,577       $1,579,934    $1,036,643        $(2,419)                          $2,615,735
Comprehensive income
  Net income                                                         245,192                          $245,192           245,192
  Other comprehensive income,
      net of tax
    Foreign currency translation
      adjustment                                                                                           273               273
    Minimum pension liability
      adjustment                                                                                        (1,133)           (1,133)
                                                                                                      --------
  Other comprehensive income
      total                                                                            (860)              (860)
                                                                                                      --------
Comprehensive income total                                                                            $244,332
Issuance of 84,891 shares of
  common stock - net                        1            2,355                                                             2,356
Treasury shares purchased                  (5)         (15,682)                                                          (15,687)
Treasury shares reissued                    5            7,744                                                             7,749
Dividends on common stock                                           (283,860)                                           (283,860)
Other                                                     (271)        4,520                                               4,249
                                       ------       ----------    ----------        -------                           ----------

Balance March 31, 1998                 $1,578       $1,574,080    $1,002,495        $(3,279)                          $2,574,874



